UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2007

J. L. Halsey Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-10875	01-0579490
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

103 Foulk Road, Suite 205Q
Wilmington, DE		19803
(Address of principal		(Zip code)
executive offices)

Registrant’s telephone number, including area code: (302) 691-6189

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2007, the Registrant’s wholly-owned subsidiaries Commodore Resources (Nevada), Inc., Lyris Technologies Inc., Uptilt Inc., MCC Nevada, Inc. and ClickTracks Analytics, Inc. (each a “Borrower” and collectively, “Borrowers”) entered into a Fourth Amendment to the Loan and Security Agreement (the “Amendment”) with Comerica Bank (“Comerica”).  The Amendment amends the Loan and Security Agreement, dated October 4, 2005 (the “Agreement”), between Comerica and the Borrowers, pursuant to which the Registrant entered into an Unconditional Guarantee in favor of Comerica, effective October 4, 2005, guaranteeing the indebtedness owed to Comerica by the Borrowers under the Agreement.

The Amendment modified the trailing three months EBITDA required of the Borrowers, as reported monthly and measured on a rolling three-month basis, to an amount not less than $1,200,000 for the measuring period ending October 31, 2006, $1,100,000 for the measuring period ending November 30, 2006, $1,300,000 for the measuring period ending December 31, 2006, $1,750,000 for the measuring period ending January 31, 2007, $2,000,000 for the measuring period ending February 28, 2007, and $2,500,000 at all times thereafter.

Item 9.01                                             Financial Statements and Exhibits.

(d)           Exhibits.

10.1                           Fourth Amendment to Loan and Security Agreement effective as of January 30, 2007, by and between Comerica Bank and Commodore Resources (Nevada), Inc., Lyris Technologies, Inc., Uptilt, Inc., MCC Nevada, Inc. and ClickTracks Analytics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. L. HALSEY CORPORATION

By:	/s/ Luis Rivera
Name:	Luis Rivera
Title:	Chief Executive Officer

Date:    March 5, 2007